SUBSCRIPTION AGREEMENT

El Palenque Vivero, Inc.

Tabasco #10, Colonia Maravillas

Cuernavaca, Morelos
Mexico, 62320

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser" ) is purchasing _____________________________________________ (__________) shares of Common Stock of El Palenque Vivero, Inc. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Francisco Mendez and Mr. Yosbanai Mendez, solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation .

MAKE CHECK PAYABLE TO:  El Palenque Vivero, Inc.

Executed this _____ day of ___________________, 200___.

___________________________________	_________________________________
Signature of Purchaser
___________________________________
Address of Purchaser

___________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________
El Palenque Vivero, Inc.

By:

Title: